Exhibit 99.2

ROBERT A. GUNST

7 November 2007

Board of Directors

Phoenix Footwear Group, Inc.

c/o Mr. James R. Riedman

Chairman of the Board

5840 El Camino Real

Suite 100

Carlsbad, California 92008

To the Board of Directors,

I hereby resign from the Board of Directors and Audit Committee of Phoenix Footwear Group, Inc. effective November 8, 2007.

Sincerely,

1160 SHADY OAKS DRIVE NAPA, CALIFORNIA 94558

TEL: 707.226.7037 FAX: 707.226.7118

EMAIL: RGUNST@RAGUNST.C0M